UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 30, 2007

Nephros, Inc.
(Exact Name of Registrant as Specified in Charter)

Commission File Number:  001-32288

Delaware	13-3971809
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3960 Broadway, New York, New York 10032
(Address of Principal Executive Offices)
(Zip Code)

(212) 781-5113
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, Nephros, Inc. (the “Company”) was a defendant in an action captioned Marty Steinberg, Esq. as Receiver for Lancer Offshore, Inc. v. Nephros, Inc., Case No. 04-CV-20547, that was commenced on March 8, 2004.  That action is ancillary to a proceeding captioned Securities and Exchange Commission v. Michael Lauer, et. al., Case No. 03-CV-80612, which was commenced on July 8, 2003, wherein the court appointed a Receiver to manage Lancer Offshore, Inc. and various related entities. On December 19, 2005 (the “Date of Entry”) the United States District Court for the Southern District of Florida issued an order approving the Stipulation of Settlement entered into on November 8, 2005 (the “Settlement”) between the Receiver and the Company.  Under the Settlement, the Company will pay the Receiver an aggregate of $900,000 (the “Settlement Amount”) under the following payment terms: $100,000 paid no later than 30 days after the Date of Entry; and four payments of $200,000 each at six month intervals thereafter.  In addition, any warrants previously issued to Lancer Offshore, Inc. have been cancelled, and the Company issued to the Receiver warrants to purchase 21,308 shares of the Company’s common stock (the “Settlement Warrants”), exercisable for a period of three years at the market price as of the Date of Entry.  The Company has paid $500,000 to the Receiver and issued the Settlement Warrants.  The remaining balance of the Settlement Amount to be paid is $400,000 and the Company failed to tender the third $200,000 installment to the Receiver in a timely manner.

The Settlement provides that in the event the Company fails to pay any portion of the Settlement Amount, the Receiver will provide the Company with five business days written notice of the default.  During this five business day period, the Company has the opportunity to cure the default.  If the Company fails to cure the default within the cure period, then the Receiver may retain any portion of the Settlement Amount and Settlement Warrants received to date and file a Certificate of Default requesting the entry of a final judgment, and the Court will enter a final judgment against the Company in the amount of $1.2 million less any portion of the Settlement Amount previously paid under the Settlement and awarding any portion of the Settlement Warrants not previously delivered pursuant to the Settlement.  The Settlement also provides that in the event of any litigation arising as a result of a default under the Settlement, the Receiver shall be entitled to reasonable attorneys’ fees and costs related thereto.

On July 23, 2007, the Company received a letter from the Receiver’s representatives notifying the Company of its failure to pay the third installment and asking the Company to cure such default by July 30, 2007.  The letter also indicated that the Receiver intends to (i) file a Certificate of Default and seek a final judgment in the amount of $1.2 million, less those portions the Company has already paid, if the Company is unable to cure in the time specified, and (ii) seek to recover its attorneys’ fees and costs if legal fees are incurred in connection with such filing.

The Company has previously announced in its annual and quarterly filings with the Securities and Exchange Commission the implementation of a strict cash management program to conserve its cash, reduce its expenditures and control its payables and as a result, it was unable to fund the third installment prior to the expiration of the specified cure period.  After receipt of the letter, the Company informed the Receiver’s representatives that it is currently investigating additional funding opportunities and talking to various potential investors who could provide additional financing, which would allow the Company to tender the remaining installments.  If the Receiver files a Certificate of Default and the Company is unable to obtain additional financing, it would significantly impact the Company’s ability to execute its cash management program and the Company could have to curtail its planned activities or cease its operations.

If the Receiver files a Certificate of Default and the final judgment amount is in excess of $500,000 and such amount remains undischarged for 90 days, or any action shall be taken by the Receiver to levy upon assets or properties of the Company to enforce such judgment, such occurrence would constitute an “Event of Default” under the Company’s $5,200,000 principal amount of 6% Secured Convertible Notes due 2012 (the “Notes”).  As a result, the holders of Notes constituting a majority of the principal amount of the Notes then outstanding could declare, by notice to the Company, the unpaid principal of, and accrued interest on, all the Notes then outstanding to be due and payable.

For additional information of factors which could affect the Company’s ability to meet its obligations, please see the sections titled “Certain Risks and Uncertainties” and “Liquidity and Capital Resources” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 and Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007.

Safe Harbor for Forward-Looking Statements

This report contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Such statements include statements regarding the efficacy and intended use of the Company’s technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control.  Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that:

•	the Company may not be able to satisfy its obligations when they become due and payable;

•	products that appeared promising in research or clinical trials to the Company may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials;

•	the Company may not obtain appropriate or necessary governmental or regulatory approvals to achieve its business plan;

•
product orders may be cancelled, patients currently using the Company’s products may cease to do so, patients expected to begin using the Company’s products may not and the Company may not be able to bring on new patients at the rate originally anticipated;

•	the Company may not be able to obtain funding if and when needed or on terms favorable to it;

•	the Company may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures;

•
HDF therapy may not be accepted in the United States and/or the Company’s technology and products may not be accepted in current or future target markets, which could lead to failure to achieve market penetration of the Company’s products;

•	the Company may not be able to sell its ESRD therapy or water filtration products at competitive prices or profitably;

•	the Company may not be able to secure or enforce adequate legal protection, including patent protection, for its products;

•	FDA approval relating to the Company’s OLpūr HD190 filter may not facilitate or have any effect on the regulatory approval process for its other products;

•	the Company may not be able to achieve sales growth in Europe or expand into other key geographic markets;

•	the Company may not be able to meet the AMEX’s continued listing standards and as a result, it may be delisted from the AMEX; and

•	the Company may not be able to continue as a going concern.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.  The Company urge investors and security holders to read those documents free of charge at the SEC’s web site at www.sec.gov.  The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 3, 2007

                                                                                      NEPHROS, INC.

                                                                                  By: /s/ Mark W. Lerner
         Mark W. Lerner
         Chief Financial Officer
         (Principal Financial and Accounting Officer)